UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2018
NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

590 Madison Ave, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2018, NorthStar Realty Europe Corp. (the “Company”) amended its Articles of Amendment and Restatement to permit the Company’s board of directors (the “Board”) to provide stockholders with the right to alter, amend or repeal the Company’s bylaws and adopt new bylaws to the extent permitted in the Company’s bylaws. As described in Item 5.07 below, the stockholders of the Company approved the amendment at the 2018 Annual Meeting of Stockholders held on August 3, 2018 (the “Meeting”). The amendment became effective upon the filing of the Articles of Amendment to the charter of the Company (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland on August 3, 2018.

The foregoing description of the Articles of Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Articles of Amendment, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

On August 3, 2018, the Board amended and restated the Company’s bylaws (as amended, the “Bylaws”), effective immediately. The Bylaws were amended to provide stockholders of the Company with the right to alter, amend or repeal the Company’s Bylaws and adopt new bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

The foregoing description of the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)   At the close of business on June 19, 2018, the record date for the Meeting, there were 51,223,879 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding and entitled to vote.  Holders of 40,767,048 shares of Common Stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders at the Meeting were:

Proposal 1.    At the Meeting, the following individuals were elected to the Company’s Board of Directors, each to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Abstained	Broker Non-Vote
Richard Saltzman	27,474,149	7,190,321	—	6,102,578
Mahbod Nia	34,345,571	318,899	—	6,102,578
Mario Chisholm	34,354,091	310,379	—	6,102,578
Judith A. Hannaway	34,304,470	360,000	—	6,102,578
Dianne Hurley	34,225,680	438,790	—	6,102,578
Oscar Junquera	34,344,335	320,135	—	6,102,578
Wesley D. Minami	34,353,889	310,581	—	6,102,578

Proposal 2.    At the Meeting, stockholders ratified the appointment of PricewaterhouseCoopers, Société coopérative as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, by the following vote:

For	Against	Abstained
38,806,689	586,646	1,373,713

  Proposal 3.    At the Meeting, stockholders ratified the amendment to the Company’s charter to permit the Board to provide stockholders with the right to alter, amend or repeal the Company’s bylaws and adopt new bylaws to the extent permitted in the Company’s bylaws, by the following vote:

For	Against	Abstained	Broker Non-Vote
33,195,191	110,895	1,358,384	6,102,578

  Proposal 4.    At the Meeting, stockholders approved the issuance of up to 5,000,000 shares of the Company’s common stock, par value $0.01 per share, for potential issuance to the Company’s asset manager, CNI NRE Advisors, LLC, (but only to the extent CNI NRE Advisors, LLC has earned an incentive fee) (i) as payment in lieu of cash incentive fees under the terms of the amended and restated management agreement, dated as of November 9, 2017, by and between the Company and CNI NRE Advisors, LLC, or (ii) as payment in lieu of cash incentive fees owed to CNI NRE Advisors, LLC under the terms of any other management agreement as may be in effect from time to time, by the following vote:

For	Against	Abstained	Broker Non-Vote
32,940,279	295,512	1,428,679	6,102,578

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Articles of Amendment, dated August 3, 2018
3.2	Amended and Restated Bylaws, effective as of August 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: August 6, 2018	By:	/s/ Trevor K. Ross
Trevor K. Ross General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment, dated August 3, 2018
3.2	Amended and Restated Bylaws, effective as of August 3, 2018